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                                  EXHIBIT 23.3

                CONSENT OF MORISON STONEHAM, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Interactive Group, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 15, 1994 with respect to the combined financial statements of Interactive (UK) Ltd. included in the Form 10-K filed with the Securities and Exchange Commission on March 28, 1996.


                                MORISON STONEHAM


London, England
November 20, 1996